EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

As independent auditors, we hereby consent to the incorporation of our reports included in and incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements (No.’s 333-133107, 333-133112, 333-46246 and 333-48690).

 /s/  BATTELLE & BATTELLE LLP
Dayton, Ohio
March 31, 2010